UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

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SIENTRA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Michelson Drive, Suite 650 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

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805 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2023, Sientra, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, based on the closing bid price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. In addition, on December 14, 2023, the Company received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that the Market Value of Publicly Held Shares (“MVPHS”) of its common stock had been below the minimum of $15,000,000 for the last 30 consecutive business days. Nasdaq Listing Rule 5450(b)(3)(C) requires listed securities to maintain a minimum MVPHS of $15,000,000 (the “Market Value Requirement,” and collectively with the Minimum Bid Price Requirement, the “Listing Requirements”), and Nasdaq Listing Rules 5810(c)(3)(D) provides that a failure to meet the Minimum MVPHS Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

The notifications regarding the Listing Requirements have no immediate effect on the listing of the Company’s common stock. In accordance with the Nasdaq Listing Rules, the Company has a period of 180 calendar days from to regain compliance with the Listing Requirements. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to June 11, 2024, and the Company must otherwise satisfy The Nasdaq Global Select Market’s requirements for listing. To regain compliance with the Market Value Requirement, the MVPHS of the Company’s common stock must close at $15,000,000 or more for a minimum of ten consecutive business days prior to June 11, 2024, and the Company must otherwise satisfy The Nasdaq Global Select Market’s requirements for listing.

If the Company does not regain compliance with the Minimum Bid Price Requirement by June 11, 2024, the Company may be eligible for an additional 180 calendar day compliance period if it elects (and meets the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required, among other things, to meet the Market Value Requirement as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period by effecting a reverse stock split if necessary.

In the event that the Company does not regain compliance with the Market Value Requirement by June 11, 2024, it will receive notice that its common stock is subject to delisting. Alternatively, the Company may apply to transfer its common stock to The Nasdaq Capital Market, provided that the Company meets the Nasdaq Capital Market’s continued listing requirements.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. If the Company receives a notice that its Common Stock is subject to delisting in respect of either of the Listing Requirements, the Company would be entitled to appeal the Nasdaq staff’s determination to delist its Common Stock and request a hearing.

The Company intends to monitor both the closing bid price and MVPHS of the Common Stock and consider its available options to resolve the noncompliance with the Listing Requirements. There can be no assurance that the Company will be able to regain compliance with either of the Listing Requirements or that it will otherwise be in compliance with Nasdaq’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIENTRA, INC.

Date: December 20, 2023	By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer